Exhibit 10.1

LOAN AND SECURITY AGREEMENT  -.L

Remington Partners, Inc.

Loan and Security Agreement

Borrower:

LAMPLIGHTER STUDIOS, Inc.

 a California Corporation

Address:

Date:

January 9, 2009

THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between REMINGTON PARTNERS, INC. (“REMINGTON”), whose address is 919 Sir Francis Drake Blvd., Suite 202, Kentfield, CA 94904 and the borrower named above (“Borrower”), whose chief executive office is located at the above address (“Borrower’s Address”).  The Schedule to this Agreement (the “Schedule”) being signed concurrently is an integral part of this Agreement.  (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.

LOANS.

1.1  Loans.  REMINGTON will make loans to Borrower (the “Loans”), in amounts determined by REMINGTON in its sole discretion, up to the amounts (the “Credit Limit”) shown on the Schedule, provided no Default or Event of Default has occurred and is continuing.  If at any time or for any reason the total of all outstanding Loans and all other Obligations exceeds the Credit Limit, Borrower shall immediately pay the amount of the excess to REMINGTON, without notice or demand.

1.2  Interest; Commission.  Borrower shall pay REMINGTON commission or interest on all Loans and all other monetary Obligations as set forth on the Schedule, except where expressly set forth to the contrary in this Agreement or in another written agreement signed by REMINGTON and Borrower.  Commission or interest (as the case may be) shall be payable monthly, on the last day of the month.  Commission or interest (as the case may be) may, in REMINGTON’s discretion, be charged to Borrower’s loan account, and the same shall thereafter bear interest at the Applicable Rate.

1.3  Fees.  Borrower shall pay REMINGTON the fees and commissions shown on the Schedule, which are in addition to all interest and other sums payable to REMINGTON and are not refundable.

2.  SECURITY INTEREST.

2.1  Security Interest.  To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to REMINGTON a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located (collectively, the "Collateral"):

All accounts, contract rights, instruments, documents, chattel paper, general intangibles (including but not limited to trademarks, tradenames, patents, copyrights and all other forms of intellectual property and goodwill attendant thereto, and tax refunds), returned and repossessed goods and all rights as a seller of goods; all collateral securing any of the foregoing; all deposit accounts, special and general, whether on deposit with Secured Party or others;

All inventory wherever located; all present and future claims against any supplier of any of the foregoing, including claims for defective goods or overpayments to or undershipments by suppliers; all proceeds arising from the lease or rental of any of the foregoing;

All equipment and fixtures, NONE OF WHICH THE DEBTOR IS AUTHORIZED TO SELL, LEASE OR OTHERWISE DISPOSE OF WITHOUT THE WRITTEN CONSENT OF SECURED PARTY.  All warranty and other claims against any vendor or lessor of any of the foregoing;

All cash and non-cash proceeds of any of the foregoing, in whatever form (including proceeds in the form of inventory, equipment or any other form of personal property), including proceeds of proceeds;

All investment property.

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

In order to induce REMINGTON to enter into this Agreement and to make Loans, Borrower represents and warrants to REMINGTON as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

3.1  Corporate Existence and Authority.  Borrower, if a corporation, is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.  Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on Borrower.  The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms, (iii) do not violate Borrower’s articles or certificate of incorporation, or Borrower’s by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

3.2  Name; Trade Names and Styles.  The name of Borrower set forth in the heading to this Agreement is its correct name.  Listed on the Schedule are all prior names of Borrower and all of Borrower’s present and prior trade names.  Borrower shall give REMINGTON 30 days' prior written notice before changing its name or doing business under any other name.  Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

3.3  Place of Business; Location of Collateral.  The address set forth in the heading to this Agreement is Borrower's chief executive office.  In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule.  Borrower will give REMINGTON at least 30 days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower’s Address or one of the locations set forth on the Schedule.

3.4  Title to Collateral.  Borrower is now, and will at all times in the future be, the sole owner of all the Collateral. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for the security interest in favor of REMINGTON and purchase money security interests.  REMINGTON now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral and Borrower will at all times defend REMINGTON and the Collateral against all claims of others.  None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture.  Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

3.5  Maintenance of Collateral.  Borrower will maintain the Collateral in good working condition, ordinary wear and tear excepted, and Borrower will not use the Collateral for any unlawful purpose.  Borrower will immediately advise REMINGTON in writing of any material loss or damage to the Collateral.

3.6  Books and Records.  Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

3.7  Financial Condition, Statements and Reports.  All financial statements now or in the future delivered to REMINGTON have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future will completely and fairly reflect the financial condition of Borrower, at the times and for the periods therein stated.  Between the last date covered by any such statement provided to REMINGTON and the date hereof, there has been no material adverse change in the financial condition or business of Borrower.  Borrower is now and will continue to be solvent.

3.8  Tax Returns and Payments; Pension Contributions.  Borrower has timely filed, and will timely file, all tax returns and reports required by applicable law, and Borrower has timely paid, and will timely pay, all applicable taxes, assessments, deposits and contributions now or in the future owed by Borrower.

3.9  Compliance with Law.  Borrower has complied, and will comply, in all material respects, with all provisions of all applicable laws and regulations, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters.  All proceeds of all Loans shall be used solely for lawful business purposes.

3.10  Litigation.  Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or threatened against or affecting Borrower involving more than $10,000.  Borrower will promptly inform REMINGTON in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving any claim of $10,000 or more.

4.  RECEIVABLES.

4.1  Representations Relating to Receivables.  Borrower represents and warrants to REMINGTON as follows:  Each Receivable with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, represent an undisputed, bona fide, existing, unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services, in the ordinary course of Borrower's business.

4.2  Representations Relating to Documents and Legal Compliance.  Borrower represents and warrants to REMINGTON as follows:  All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be, and all signatories and endorsers have the capacity to contract.  All sales and other transactions underlying or giving rise to each Receivable shall comply with all applicable laws and governmental rules and regulations.  All signatures and endorsements on all documents, instruments, and agreements relating to all Receivables are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

4.3  Borrower shall prepare all invoices to Borrower’s customers and deliver copies of said invoices to REMINGTON. All proceeds from said invoices are to be remitted by the Account Debtor directly to REMINGTON. Results of audits shall determine if this arrangement will remain in place as REMINGTON in its sole discretion shall make said determination.

4.4  Schedules and Documents relating to Receivables.  Borrower shall deliver to REMINGTON transaction reports and loan requests, schedules and assignments of all Receivables, all on REMINGTON's standard forms; but Borrower's failure to execute and deliver the same shall not affect or limit REMINGTON's security interest and other rights in all of Borrower's Receivables, nor shall REMINGTON's failure to advance or lend against a specific Receivable affect or limit REMINGTON's security interest and other rights therein.  Together with each such schedule and assignment, or later if requested by REMINGTON, Borrower shall furnish REMINGTON with copies (or, at REMINGTON's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower warrants the genuineness of all of the foregoing.  Borrower shall also furnish to REMINGTON an aged accounts receivable trial balance in such form and at such intervals as REMINGTON shall request.  In addition, Borrower shall deliver to REMINGTON the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, immediately upon receipt thereof and in the same form as received, with all necessary endorsements.

4.5  Collection of Receivables.  Borrower shall have the right to make collection calls and send communications regarding the collection of Receivables to Account Debtors, but all such calls and communications shall direct that all payments on Receivables are to be sent directly to REMINGTON.  Without limiting the obligation of the Borrower to direct that all payments on Receivables be sent directly to REMINGTON, if Borrower receives any payment on Receivables, Borrower shall hold all such payments and all proceeds of Receivables in trust, as a trustee and fiduciary for REMINGTON, Borrower shall deliver all such payments and proceeds to REMINGTON, within one business day after receipt of the same, in their original form, duly endorsed, to be applied to the Obligations in such order as REMINGTON shall determine.

4.6  Disputes.  Borrower shall notify REMINGTON promptly of all disputes or claims relating to Receivables on the regular reports to REMINGTON.  Borrower shall not forgive, or settle any Receivable for less than payment in full, or agree to do any of the foregoing, without REMINGTON’s prior written consent.

4.7  Returns.  Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount (sending a copy to REMINGTON).  In the event any attempted return occurs after the occurrence of any Event of Default, Borrower shall (i) not accept any return without REMINGTON’s prior written consent, (ii) hold the returned Inventory in trust for REMINGTON, (iii) segregate all returned Inventory from all of Borrower’s other property, (iv) conspicuously label the returned Inventory as REMINGTON's property, and (v) immediately notify REMINGTON of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on REMINGTON's request deliver such returned Inventory to REMINGTON.

4.8  Verification.  REMINGTON may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of Borrower or REMINGTON or such other name as REMINGTON may choose, and REMINGTON or its designee may, at any time, notify Account Debtors that it has a security interest in the Receivables.

4.9  No Liability.  REMINGTON shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any failure to send out any invoice, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall REMINGTON be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable.

5.  ADDITIONAL DUTIES OF THE BORROWER.

5.1  Insurance.  Intentionally omitted

5.2  Reports.  Borrower, at its expense, shall provide REMINGTON with the written reports set forth in the Schedule, and such other written reports with respect to Borrower, as REMINGTON shall from time to time reasonably specify, including without limitation accounts payable agings, aged by invoice date, and outstanding or held check registers, and inventory reports, all in such form and with such detail as REMINGTON shall specify.

5.3  Access to Collateral, Books and Records.  At reasonable times, and on one Business Day’s notice, REMINGTON, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records.  The foregoing inspections and audits shall be at Borrower’s expense and the charge therefor shall be $750 per person per day (or such higher amount as shall represent REMINGTON’s then current standard charge for the same), plus reasonable out-of-pockets expenses.

5.4  Remittance of Proceeds.  All proceeds arising from the sale or other disposition of any Collateral shall be delivered, in kind, by Borrower to REMINGTON in the original form in which received by Borrower not later than the following business day after receipt by Borrower, to be applied to the Obligations in such order as REMINGTON shall determine.  Borrower shall not commingle proceeds of Collateral with any of Borrower's other funds or property, and shall hold such proceeds separate and apart from such other funds and property and in an express trust for REMINGTON.  Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

5.5  Negative Covenants.  Except as may be permitted in the Schedule, Borrower shall not, without REMINGTON's prior written consent, do any of the following:  (i) merge or consolidate with another corporation or entity; (ii) acquire any assets, except in the ordinary course of business; (iii) enter into any other transaction outside the ordinary course of business; (iv) sell or transfer any Collateral, except that, provided no Default or Event of Default has occurred and is continuing, Borrower may sell finished Inventory in the ordinary course of Borrower's business; (v) store any Inventory or other Collateral with any warehouseman or other third party; (vi) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis; (vii) make any loans of any money or other assets, or purchase the stock or other securities of, or make any other investment in, any other Person; (viii) incur any debts, outside the ordinary course of business, which would have a material, adverse effect on Borrower or on the prospect of repayment of the Obligations; (ix) guarantee or otherwise become liable with respect to the obligations of another party or entity; (x) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower); (xi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock; (xii) make any change in Borrower's capital structure which would have a material adverse effect on Borrower or on the prospect of repayment of the Obligations; or (xiii) dissolve or elect to dissolve; or (xiv) agree to do any of the foregoing.

5.6  Litigation Cooperation.  Should any third-party suit or proceeding be instituted by or against REMINGTON with respect to any Collateral or in any manner relating to Borrower, Borrower shall, without expense to REMINGTON, make available Borrower and its officers, employees and agents, and Borrower's books and records, without charge, to the extent that REMINGTON may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

5.7

Notification of Changes.  Borrower will promptly notify REMINGTON in writing of any change in its officers or directors, the opening of any new bank account or other Deposit Account, and any material adverse change in the business or financial affairs of Borrower.

5.8  Further Assurances.  Borrower agrees, at its expense, on request by REMINGTON, to execute all documents and take all actions, as REMINGTON may deem reasonably necessary or useful in order to perfect and maintain REMINGTON's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

5.9  Indemnity.  Borrower hereby agrees to indemnify REMINGTON and hold REMINGTON harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including attorneys' fees), of every nature, character and description, which REMINGTON may sustain or incur based upon or arising out of any of the Obligations, any actual or alleged failure to collect and pay over any withholding or other tax relating to Borrower or its employees, any relationship or agreement between REMINGTON and Borrower, any actual or alleged failure of REMINGTON to comply with any writ of attachment or other legal process relating to Borrower or any of its property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by REMINGTON relating to Borrower or the Obligations.  Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

6.   TERM.

6.1  Maturity Date.  This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"); provided that the Maturity Date shall automatically be extended, and this Agreement shall automatically and continuously renew, for successive additional terms of one year each, unless Borrower gives written notice to REMINGTON, not less than sixty days prior to the next Maturity Date, that Borrower elects to terminate this Agreement effective on the next Maturity Date.

6.2  Early Termination.   The Agreement may be terminated by REMINGTON prior to the Maturity Date (i) at any time (whether or not an Event of Default has occurred). If no event of default has occurred and REMINGTON wishes to terminate this agreement, REMINGTON will give Borrower 60 days written notice of termination (ii) at any time after the occurrence of an Event of Default, without notice, effective immediately. Borrower may terminate this Agreement prior to the Maturity Date with 60 days prior written notice to REMINGTON. In the event this Agreement is terminated prior to the Maturity Date by REMINGTON after an Event of Default, or by Borrower, then Borrower shall pay REMINGTON a Termination Fee in an amount equal to or greater than (i) an amount equal to the average monthly interest or commissions for the immediately preceding six months, multiplied by six, or (ii) an amount equal to the Minimum Monthly Interest or Minimum Monthly Commission multiplied by six or (iii) $1,000.00 for each month from the effective date of termination to the next Maturity Date.

6.3  Payment of Obligations.  On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable.  Notwithstanding any termination of this Agreement, all of REMINGTON's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the discretion of REMINGTON, REMINGTON may, in its sole discretion, refuse to make any further Loans after termination.  No termination shall in any way affect or impair any right or remedy of REMINGTON, nor shall any such termination relieve Borrower of any Obligation to REMINGTON, until all of the Obligations have been paid and performed in full.

7.  EVENTS OF DEFAULT AND REMEDIES.

7.1  Events of Default.  The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give REMINGTON immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to REMINGTON by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect; or (b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit; or (d) Borrower shall fail to perform any non-monetary Obligation; or (e) any levy, assessment, attachment, seizure, lien or encumbrance is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same; or (f) Borrower breaches any material contract or obligation, which has or may reasonably be expected to have a material adverse effect on Borrower’s business or financial condition; or (g) dissolution, termination of existence, insolvency, business failure or temporary or permanent suspension of business of Borrower or any Guarantor; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by or against Borrower or any Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (h) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing; or (i) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (j) there shall be a change in the record or beneficial ownership of an aggregate of more than 20% of the outstanding shares of stock of Borrower, in one or more transactions, compared to the ownership of outstanding shares of stock of Borrower in effect on the date hereof, without the prior written consent of REMINGTON; or (k) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (l) there shall be a material adverse change in Borrower’s business or financial condition.

7.2  Remedies.  Upon the occurrence and during the continuance of any Event of Default, and at any time thereafter, REMINGTON, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes REMINGTON without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as REMINGTON deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should REMINGTON seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that REMINGTON retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to REMINGTON at places designated by REMINGTON which are reasonably convenient to REMINGTON and Borrower, and to remove the Collateral to such locations as REMINGTON may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, REMINGTON shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time REMINGTON obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale.  REMINGTON shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as REMINGTON deems reasonable, or on REMINGTON's premises, or elsewhere and the Collateral need not be located at the place of disposition.  REMINGTON may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition.  Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (g) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto.  All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by REMINGTON with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at the Applicable Rate.  Without limiting any of REMINGTON’s rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional four percent per annum.

7.3  Standards for Determining Commercial Reasonableness.  Borrower and REMINGTON agree that a sale or other disposition (collectively, “sale”) of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable:  (i) Notice of the sale is given to Borrower at least seven days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by REMINGTON, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m;  (v) Payment of the purchase price in cash or by cashier’s check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, REMINGTON may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same.  REMINGTON shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

7.4  Power of Attorney.   Borrower grants to REMINGTON an irrevocable power of attorney coupled with an interest, authorizing and permitting REMINGTON (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but REMINGTON agrees to exercise the following powers in a commercially reasonable manner:  (a) Execute on behalf of Borrower any documents that REMINGTON may, in its sole discretion, deem advisable in order to perfect and maintain REMINGTON's security interest in the Collateral, or in order to exercise a right of Borrower or REMINGTON, or in order to fully consummate all the transactions contemplated under this Agreement, or under any and all other present and future agreements; (b) After the occurrence and during the continuance of any Event of Default, take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into REMINGTON's possession; (c) After the occurrence and during the continuance of any Event of Default, without limiting REMINGTON’s other rights and remedies, do any of the following: (i) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (ii) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor; (iii) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (iv) instruct the post office authorities to direct the Borrower’s mail to REMINGTON.

7.5  Application of Proceeds.  All proceeds realized as the result of any sale or other disposition of the Collateral shall be applied by REMINGTON first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by REMINGTON in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as REMINGTON shall determine in its sole discretion.  Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to REMINGTON for any deficiency.  If REMINGTON, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, REMINGTON shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by REMINGTON of the cash therefor.

7.6  Remedies Cumulative.  In addition to the rights and remedies set forth in this Agreement, REMINGTON shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between REMINGTON and Borrower, and all of such rights and remedies are cumulative and none is exclusive.  Exercise or partial exercise by REMINGTON of one or more of its rights or remedies shall not be deemed an election, nor bar REMINGTON from subsequent exercise or partial exercise of any other rights or remedies.  The failure or delay of REMINGTON to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8.  DEFINITIONS.  As used in this Agreement, the following terms have the following meanings:

“Account Debtor” means the obligor on a Receivable.

“Applicable Rate” means the interest rate set forth in the Schedule,

“Agreement” and “this Agreement” means this Loan and Security Agreement and all modifications and amendments thereto, extensions thereof, and replacements therefor.

“Code” means the Uniform Commercial Code as adopted and in effect in the State of California  from time to time.

“Collateral” has the meaning set forth in Section 2.1 above.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

"Deposit Account" has the meaning set forth in Section 9105 of the Code.

“Eligible Receivables” means Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services, which REMINGTON, in its sole judgment, shall deem eligible for borrowing, based on such considerations as REMINGTON may from time to time deem appropriate, in its sole discretion.

"Event of Default" means any of the events set forth in Section 7.1 of this Agreement.

"General Intangibles" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all chooses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security  and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against REMINGTON, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all “securities”, “financial assets”, “securities accounts”, and “security entitlements” (as those terms are defined in Division 8 of the Code in effect on the date hereof), all “investment property” (as defined in Division 9 of the Code in effect on the date hereof), all documents, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

“Guarantor” means any Person who has guaranteed any of the Obligations.

"Inventory" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including all raw materials, work in process, finished goods and goods in transit), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

"Obligations" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to REMINGTON, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by REMINGTON in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, commissions, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, loan fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and REMINGTON.

"Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

"Receivables" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

Other Terms.  All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9.  GENERAL PROVISIONS.

9.1  Computations.  In computing interest on the Obligations, all checks, wire transfers and other items of payment received by REMINGTON (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by REMINGTON on account of the Obligations five business days after receipt by REMINGTON of immediately available funds.  REMINGTON shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to REMINGTON in its discretion, and REMINGTON may charge Borrower's Loan account for the amount of any item of payment which is returned to REMINGTON unpaid.

9.2  Application of Payments; Accountings.  All payments with respect to the Obligations may be applied, and in REMINGTON's sole discretion reversed and re-applied, to the Obligations, in such order and manner as REMINGTON shall determine in its sole discretion.  REMINGTON may, in its discretion, require that Borrower pay monetary Obligations in cash to REMINGTON, or charge them to Borrower’s Loan account, in which event they will bear interest at the same rate applicable to the Loans. REMINGTON shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement.  Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and re-applications of payments made and corrections of errors discovered by REMINGTON), unless Borrower notifies REMINGTON in writing to the contrary within sixty days after each account is rendered, describing the nature of any alleged errors or admissions.

9.3  Notices.  All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to REMINGTON or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party.  All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one business day following delivery to the private delivery service, or two business days following the deposit thereof in the United States mail, with postage prepaid.

9.4  Attorneys Fees and Costs.  Borrower shall reimburse REMINGTON for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other costs incurred by REMINGTON, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, postage, envelopes and other mailing expenses incurred in mailing out invoices, telephone and fax charges, wire transfer fees and all reasonable attorneys' fees and costs REMINGTON incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; protect, obtain possession of, lease, dispose of, or otherwise enforce REMINGTON’s security interest in, the Collateral; and otherwise represent REMINGTON in any litigation relating to Borrower.  If either REMINGTON or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment.

9.5  Waivers.  The failure of REMINGTON at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and REMINGTON shall not waive or diminish any right of REMINGTON later to demand and receive strict compliance therewith.  Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar.  None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to REMINGTON shall be deemed to have been waived by any act or knowledge of REMINGTON or its agents or employees, but only by a specific written waiver signed by an authorized officer of REMINGTON and delivered to Borrower.  Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by REMINGTON on which Borrower is or may in any way be liable, and notice of any action taken by REMINGTON, unless expressly required by this Agreement.

9.6  General.  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and REMINGTON; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of REMINGTON, and any prohibited assignment shall be void.  No consent by REMINGTON to any assignment shall release Borrower from its liability for the Obligations.  If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.  This Agreement is made and accepted in, and all acts and transactions hereunder and all rights and obligations of REMINGTON and Borrower shall be governed by the laws of, the State of California.  Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at REMINGTON's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Marin County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.  Paragraph headings are only used in this Agreement for convenience, and shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement.  The term “including”, whenever used in this Agreement, shall mean “including (but not limited to)”.  This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against REMINGTON or Borrower under any rule of construction or otherwise.  Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.  This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and REMINGTON and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement.  There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.  The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of REMINGTON.  Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

9.7  Mutual Waiver of Jury Trial.  BORROWER AND REMINGTON EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN REMINGTON AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF REMINGTON OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH REMINGTON OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

LAMPLIGHTER STUDIOS, INC. :

By:
President

Date:

REMINGTON PARTNERS, INC.:

By:	Mark S. Litwin
President

Date: